Calculation of the Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

Notes	$6,865,000.00	$210.76

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $859,929.10 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-134553) filed by Lehman Brothers Holdings Inc. and the other Registrants thereto on May 30, 2006, and have been carried forward, of which $210.76 is offset against the registration fee due for this offering and of which $859,718.34 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Pricing supplement To prospectus dated May 30, 2006, prospectus supplement dated May 30, 2006, and product supplement no. 150-I dated July 9, 2007	Registration Statement no. 333-134553 Dated September 25, 2007 Rule 424(b)(2)

LEHMAN BROTHERS HOLDINGS INC.

$500,000

9.65% Reverse Exchangeable Notes Linked to the Common Stock of Merck & Co., Inc. (MRK)

$3,244,000

13.20% Reverse Exchangeable Notes Linked to the Common Stock of Target Corporation (TGT)

$437,000

10.00% Reverse Exchangeable Notes Linked to the Common Stock of Starbucks Corporation (SBUX)

$1,745,000

13.15% Reverse Exchangeable Notes Linked to the Common Stock of Valero Energy Corporation (VLO)

$784,000

10.20% Reverse Exchangeable Notes Linked to the Common Stock of Exxon Mobil Corporation (XOM)

$155,000

14.50% Reverse Exchangeable Notes Linked to the Common Stock of Washington Mutual, Inc. (WM)

This pricing supplement relates to six (6) separate note offerings. Each issue of offered notes is linked to only a single Reference Stock and not to a basket or index of some or all of the Reference Stocks.

Summary Description

The notes are designed for investors who seek a higher coupon rate than the current dividend yield on the applicable Reference Stock or than the yield that we believe would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in appreciation in the applicable Reference Stock, be willing to accept the risks of owning equities in general and the applicable Reference Stock in particular, and be willing to lose some or all of their principal.

The notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock is below the applicable Trigger Price during the Monitoring Period, as described below.

Reference Stock Issuer *	Page Number	Ticker Symbol	Principal Amount	Coupon Rate	Trigger Price	Initial Share Price	CUSIP	ISIN
Merck & Co., Inc.	PS-4	MRK	$500,000	9.65%	85% of the Initial Share Price (initially $44.438)	$52.28	524908N71	US524908N712
Target Corporation	PS-7	TGT	$3,244,000	13.20%	80% of the Initial Share Price (initially $49.080)	$61.35	524908N97	US524908N977
Starbucks Corporation	PS-10	SBUX	$437,000	10.00%	85% of the Initial Share Price (initially $23.0265)	$27.09	524908N89	US524908N894
Valero Energy Corporation	PS-13	VLO	$1,745,000	13.15%	80% of the Initial Share Price (initially $55.080)	$68.85	524908M98	US524908M987
Exxon Mobil Corporation	PS-16	XOM	$784,000	10.20%	85% of the Initial Share Price (initially $78.166)	$91.96	524908P20	US524908P204
Washington Mutual, Inc.	PS-19	WM	$155,000	14.50%	70% of the Initial Share Price (initially $24.780)	$35.40	524908M80	US524908M805

*

The Reference Stock issuer may be changed in certain circumstances. See “Description of Notes—Anti-dilution Adjustments—Reorganization Events” in the accompanying product supplement no. 150-I for further information.

Issuer:	Lehman Brothers Holdings Inc. (A+/A1/AA-)†
Pricing Date:	September 25, 2007
Settlement Date:	September 28, 2007
Observation Date:	March 25, 2008††
Maturity Date:	March 28, 2008††

Term:	6 months
Reference Stock:	The common stock of the applicable Reference Stock issuer. See “The Reference Stocks.”
Coupon Payment Date:	Monthly, on the 28th day of each month, starting on October 28, 2007 to, and including, the Maturity Date. If any Coupon Payment Date falls on a day that is not a business day, then any payment required to be made on such Coupon Payment Date will instead be made on the next succeeding business day following such Coupon Payment Date, unless that day falls in the next calendar month, in which case the Coupon Payment Date will be the first preceding day that is a business day; provided, however, that the final coupon payment will be made with the Payment at Maturity.
Payment at Maturity:	The payment at maturity, in addition to accrued and unpaid coupon payments, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note plus any accrued and unpaid coupon payments at maturity unless:
(i) the applicable Final Share Price is less than the applicable Initial Share Price; and
(ii) a Trigger Event has occurred.
If the conditions described in (i) and (ii) are both satisfied, at maturity you will receive, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof), plus any accrued and unpaid coupon payments. If we deliver shares of the applicable Reference Stock, fractional shares will be paid in cash. The market value of the Physical Delivery Amount (or, at our election, the Cash Value thereof) will be less than the principal amount of your notes and may be zero. Accordingly, you may lose some or all of your principal if you invest in the notes.
Trigger Event:	A Trigger Event occurs if, on any trading day during the Monitoring Period, the closing price of the applicable Reference Stock is below the applicable Trigger Price.
Monitoring Period:	The period from, and including, the Pricing Date to, and including, the Observation Date.
Initial Share Price:	The closing price of the applicable Reference Stock on the Pricing Date, divided by the then applicable Stock Adjustment Factor.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount of the notes, equal to $1,000 divided by the applicable Initial Share Price.
Cash Value:	For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock.
Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.
Stock Adjustment Factor:	1.0 on the Pricing Date, subject to adjustment under certain circumstances. See “Description of Notes—Anti-dilution Adjustments” in the accompanying product supplement no. 150-I for further information about these adjustments.

†	Lehman Brothers Holdings Inc. is rated A+ by Standard & Poor’s, A1 by Moody’s and AA- by Fitch. A credit rating reflects the creditworthiness of Lehman Brothers Holdings Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.
††	Subject to postponement in the event of a market disruption event, as described under “Description of Notes—Payment at Maturity” in the accompanying product supplement no. 150-I.

Investing in the Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer involves a number of risks. See “Risk Factors” beginning on page SS-1 of the accompanying product supplement no. 150-I and “ Selected Risk Factors” beginning on page PS-2 of this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying base prospectus, MTN prospectus supplement, product supplement no. 150-I and any other related prospectus supplements, or any other relevant terms supplement. Any representation to the contrary is a criminal offense.

Notes Linked to Merck & Co., Inc.

	Price to Public (1)	Fees (2)	Proceeds to Us
Per note	$1,000.00	$21.50	$978.50
Total	$500,000.00	$10,750.00	$489,250.00

Notes Linked to Target Corporation

	Price to Public (1)	Fees (2)	Proceeds to Us
Per note	$1,000.00	$21.50	$978.50
Total	$3,244,000.00	$69,746.00	$3,174,254.00

Notes Linked to Starbucks Corporation

	Price to Public (1)	Fees (2)	Proceeds to Us
Per note	$1,000.00	$21.50	$978.50
Total	$437,000.00	$9,395.50	$427,604.50

Notes Linked to Valero Energy Corporation

	Price to Public (1)	Fees (2)	Proceeds to Us
Per note	$1,000.00	$21.50	$978.50
Total	$1,745,000.00	$37,517.50	$1,707,482.50

Notes Linked to Exxon Mobil Corporation

	Price to Public (1)	Fees (2)	Proceeds to Us
Per note	$1,000.00	$21.00	$979.00
Total	$784,000.00	$16,464.00	$767,536.00

Notes Linked to Washington Mutual, Inc.

	Price to Public (1)	Fees (2)	Proceeds to Us
Per note	$1,000.00	$21.00	$979.00
Total	$155,000.00	$3,255.00	$151,745.00

(1)

The price to the public includes the cost of hedging our obligations under the notes through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

(2)	Lehman Brothers Inc. may use these fees to pay selling concessions to other dealers. Lehman Brothers Inc. and/or an affiliate may earn additional income as a result of payments pursuant to the hedges.

LEHMAN BROTHERS

September 25, 2007	(MRK) MTNI419
(TGT) MTNI421
(SBUX) MTNI420
(VLO) MTNI423
(XOM) MTNI425
(WM) MTNI424

ADDITIONAL TERMS SPECIFIC TO THE NOTES

This pricing supplement relates to six (6) separate note offerings. Each issue of offered notes is linked to a single Reference Stock. The purchaser of a note will acquire a security linked to only one Reference Stock (not to a basket or index that includes some or all of the Reference Stocks).

Lehman Brothers Holdings Inc. has filed a registration statement (including a base prospectus) with the U.S. Securities and Exchange Commission, or SEC, for this offering. Before you invest, you should read this pricing supplement together with the base prospectus, as supplemented by the MTN prospectus supplement relating to our Series I medium-term notes of which the notes are a part, and the more detailed information contained in product supplement no. 150-I (which supplements the description of the general terms of the notes) . Buyers should rely upon the base prospectus, the MTN prospectus supplement, product supplement no. 150-I, this pricing supplement and any other relevant terms supplement for complete details. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all prior or contemporaneous communications concerning the notes. To the extent that there are any inconsistencies among the documents listed below, this pricing supplement shall supersede product supplement no. 150-I, which shall, likewise, supersede the base prospectus and the MTN prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 150-I, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the notes. You may get these documents and other documents Lehman Brothers Holdings Inc. has filed for free by searching the SEC online database (EDGAR®) at www.sec.gov, with “Lehman Brothers Holdings Inc.” as a search term or through the links below or by calling Lehman Brothers Inc. toll-free at 1-888-603-5847.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 150-I dated July 9, 2007

http://www.sec.gov/Archives/edgar/data/806085/000119312507151410/d424b2.htm

•	MTN prospectus supplement May 30, 2006

http://www.sec.gov/Archives/edgar/data/806085/000104746906007785/a2170815z424b2.htm

•	Base prospectus dated May 30, 2006

http://www.sec.gov/Archives/edgar/data/806085/000104746906007771/a2165526zs-3asr.htm

As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Lehman Brothers Holdings Inc.

Selected Purchase Considerations

•

The Notes Offer a Higher Coupon Rate Than the Current Dividend Yield on the Reference Stock or the Yield on Conventional Debt Securities of Comparable Maturity Issued by Us or an Issuer with a Comparable Credit Rating: The notes will pay coupon payments at a Coupon Rate depending upon the applicable Reference Stock, as indicated on the cover of this pricing supplement. We believe that the applicable Coupon Rate is higher than the current dividend yield on the applicable Reference Stock or the yield that we believe would be payable on conventional debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any coupon payment or any other payment at maturity is subject to our ability to pay our obligations as they become due.

•

Certain U.S. Federal Income Tax Consequences: Lehman Brothers Holdings Inc. intends to treat, and by purchasing a note, for all tax purposes, you agree to treat, a note as a financial contract, rather than as a debt instrument. See “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 150-I.

Selected Risk Factors

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 150-I dated July 9, 2007. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

•

Your Investment in the Notes May Result in a Significant Loss: The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock is below the applicable Trigger Price on any trading day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof). The market value of those shares of the applicable Reference Stock (or, at our election, the Cash Value thereof) will be less than the principal amount of each note and may be zero. In addition, on the Pricing Date, stock prices generally in the market and stock prices for the applicable Reference Stock in particular may be significantly higher than historical averages, which could increase the likelihood of subsequent declines in stock prices and of a Trigger Event with respect to the applicable Reference Stock. Accordingly, you could lose up to the entire principal amount of your notes.

•

The Notes Will Not Pay More Than the Principal Amount at Maturity, Plus Accrued and Unpaid Coupons, and Principal Protection is Under Limited Circumstances: Your return of principal at maturity is protected so long as a Trigger Event does not occur or if the applicable Final Share Price is not below the applicable Initial Share Price. However, if the applicable Final Share Price is below the applicable Initial Share Price and a Trigger Event has occurred, you could lose the entire principal amount of your notes.

•

Your Return on the Notes is Limited to the Principal Amount Plus Accrued Coupon Payments, Regardless of Any Appreciation in the Applicable Reference Stock: Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any trading day during the Monitoring Period, the closing price of the applicable Reference Stock is below the applicable Trigger Price, for each $1,000 principal amount note, you will receive $1,000 at maturity plus accrued and unpaid coupon payments, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.

•

No Ownership Rights in the Applicable Reference Stock: As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights, dividend payments or other distributions. In addition, the issuer of the applicable Reference Stock will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•

No Affiliation With the Reference Stock Issuers: We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for, and make no representation regarding, the adequacy or completeness of the information about the Reference Stocks contained in this pricing supplement or in the accompanying product supplement no. 150-I. You should make your own investigation into the Reference Stocks and the issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

•

The Reference Stock May Change Following Certain Corporate Events: Following certain corporate events relating to the issuer of a Reference Stock, such as a take over or a going private transaction, the calculation agent will have the option to replace such Reference Stock with the common stock of a company with the same Standard Industrial Classification Code as the issuer of such Reference Stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting a Successor Reference Stock under “Description of Notes — Anti-dilution Adjustments — Reorganization Events” in the accompanying product supplement no. 150-I.

•

Our Affiliates’ Compensation May Serve as an Incentive to Sell You these Notes: We and our affiliates act in various capacities with respect to the notes. Lehman Brothers Inc. and other of our affiliates may act as a principal, agent or dealer in connection with the notes. Such affiliates, including the sales representatives, may derive compensation from the distribution of the notes and such compensation may serve as an incentive to sell these notes instead of other investments.

•

Certain Built-in Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity: While the payment at maturity described in this pricing supplement is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Lehman Brothers Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to maturity could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. YOU SHOULD BE WILLING TO HOLD YOUR NOTES TO MATURITY.

•

Lack of Liquidity: The notes will not be listed on any securities exchange. Lehman Brothers Inc. intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Lehman Brothers Inc. is willing to buy the notes. If you are an employee of Lehman Brothers Holdings Inc. or one of our affiliates, you may not be able to purchase the notes from us and your ability to sell or trade the notes in the secondary market may be limited.

•

Potential Conflicts: We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes.

•

We and our Affiliates and Agents May Publish Research, Express Opinions or Provide Recommendations that are Inconsistent with Investing in or Holding the Notes. Any Such Research, Opinions or Recommendations Could Affect the Applicable Reference Stock to which the Notes are Linked or the Value of the Notes: We, our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. We, our affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the notes. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes which are linked to the applicable Reference Stock.

•

Many Economic and Market Factors Will Influence the Value of the Notes: In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in the accompanying product supplement no. 150-I.

•

Anti-Dilution Protection is Limited: For certain adjustment events affecting the applicable Reference Stock, the calculation agent will make adjustments to the Stock Adjustment Factor applicable to such Reference Stock. However, the calculation agent will not make an adjustment in response to all events that could affect the applicable Reference Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

The Reference Stocks

Public Information

Lehman Brothers Holdings Inc. has obtained the following information regarding Reference Stock issuers from the reports the Reference Stock issuers filed with the SEC. All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. We do not make any representation that these publicly available documents are accurate or complete.

The Reference Stocks are registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website described under “Where You Can Find More Information” on page 58 of the accompanying base prospectus. In addition, information regarding an issuer of a Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Merck & Co., Inc.

Merck & Co., Inc. has stated in its filings with the SEC that it is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets products to improve human and animal health.

Historical Information of the Common Stock of Merck & Co., Inc.

The following graph sets forth the historical performance of the common stock of Merck & Co., Inc. based on the daily closing price of the common stock of Merck & Co., Inc. from September 25, 2002 through September 25, 2007. The closing price of the common stock of Merck & Co., Inc. on September 25, 2007 was $52.28. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical performance of the common stock of Merck & Co., Inc. should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Merck & Co., Inc. during the term of the notes. We cannot give you assurance that the performance of the common stock of Merck & Co., Inc. will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Merck & Co., Inc. will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Merck & Co., Inc.

Examples of Hypothetical Payment at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of Merck & Co., Inc.

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Merck & Co., Inc., based on a range of hypothetical Final Share Prices and assuming that the closing price of the Reference Stock is not below the Trigger Price on any trading day from the Pricing Date to, and including, the Observation Date, except as indicated in the column titled “Hypothetical lowest closing price of the Reference Stock during the Monitoring Period.”

For this table of hypothetical payments at maturity:

•	Initial Share Price: $52.28
•	Trigger Price: $44.438
•	Coupon: 9.65%

Hypothetical lowest closing price of the Reference Stock during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity*	Total Value of Payment Received at Maturity*
$52.28	$73.19	$1,000.00	$1,000.00
$52.28	$62.74	$1,000.00	$1,000.00
$52.28	$52.28	$1,000.00	$1,000.00
$31.37	$54.89	$1,000.00	$1,000.00
$31.37	$44.44	19 shares of Reference Stock (or the Cash Value thereof)	$850.00
$31.37	$36.60	19 shares of Reference Stock (or the Cash Value thereof)	$700.00
$26.14	$26.14	19 shares of Reference Stock (or the Cash Value thereof)	$500.00
$0.00	$0.00	19 shares of Reference Stock (or the Cash Value thereof)	$0.00
*	Note that you will receive at maturity any accrued and unpaid coupon payments, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash, as applicable. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: During the Monitoring Period, the Reference Stock does not close at a price below the Trigger Price. Because a Trigger Event has not occurred and the Final Share Price is not below the Initial Share Price, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: During the Monitoring Period, the Reference Stock closed below the Trigger Price. However, on the Observation Date, the Final Share Price is not below the Initial Share Price. Because the Final Share Price is not below the Initial Share Price, you will receive $1,000 per $1,000 principal amount note at maturity even though a Trigger Event occurred.

Example 3: During the Monitoring Period, the Reference Stock closed below the Trigger Price. On the Observation Date, the Final Share Price is $44.44, which is below the Initial Share Price. Because the Reference Stock had a closing price that was below the Trigger Price, and because the Final Share Price is below the Initial Share Price, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price is $44.44, the total value of your final payment at maturity, whether in shares of the Reference Stock or cash, is $850.00.

Regardless of the other payment you receive at maturity, you will have received coupon payments, for each $1,000 principal amount note, in the aggregate amount of approximately $48.25 over the term of the notes.

The actual number of shares of the Reference Stock (or, at our election, the Cash Value thereof) you would receive at maturity (if a Trigger Event occurs and the Final Share Price is below the Initial Share Price) and the actual Trigger Price may be more or less than the amounts displayed in the hypothetical examples and the chart above and will depend in part on the closing price of the Reference Stock on the Pricing Date.

Target Corporation

Target Corporation has stated in its filings with the SEC that it operates large-format general merchandise and food discount stores in the United States, including Target and SuperTarget.

Historical Information of the Common Stock of Target Corporation

The following graph sets forth the historical performance of the common stock of Target Corporation based on the daily closing price of the common stock of Target Corporation from September 25, 2002 through September 25, 2007. The closing price of the common stock of Target Corporation on September 25, 2007 was $61.35. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical performance of the common stock of Target Corporation should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Target Corporation during the term of the notes. We cannot give you assurance that the performance of the common stock of Target Corporation will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Target Corporation will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Target Corporation.

Examples of Hypothetical Payment at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of Target Corporation

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Target Corporation, based on a range of hypothetical Final Share Prices and assuming that the closing price of the Reference Stock is not below the Trigger Price on any trading day from the Pricing Date to, and including, the Observation Date, except as indicated in the column titled “Hypothetical lowest closing price of the Reference Stock during the Monitoring Period.”

For this table of hypothetical payments at maturity:

•	Initial Share Price: $61.35
•	Trigger Price: $49.080
•	Coupon: 13.20%

Hypothetical lowest closing price of the Reference Stock during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity*	Total Value of Payment Received at Maturity*
$61.35	$85.89	$1,000.00	$1,000.00
$61.35	$73.62	$1,000.00	$1,000.00
$61.35	$61.35	$1,000.00	$1,000.00
$36.81	$64.42	$1,000.00	$1,000.00
$36.81	$52.15	16 shares of Reference Stock (or the Cash Value thereof)	$850.00
$36.81	$42.95	16 shares of Reference Stock (or the Cash Value thereof)	$700.00
$30.68	$30.68	16 shares of Reference Stock (or the Cash Value thereof)	$500.00
$0.00	$0.00	16 shares of Reference Stock (or the Cash Value thereof)	$0.00
*	Note that you will receive at maturity any accrued and unpaid coupon payments, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash, as applicable. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: During the Monitoring Period, the Reference Stock does not close at a price below the Trigger Price. Because a Trigger Event has not occurred and the Final Share Price is not below the Initial Share Price, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: During the Monitoring Period, the Reference Stock closed below the Trigger Price. However, on the Observation Date, the Final Share Price is not below the Initial Share Price. Because the Final Share Price is not below the Initial Share Price, you will receive $1,000 per $1,000 principal amount note at maturity even though a Trigger Event occurred.

Example 3: During the Monitoring Period, the Reference Stock closed below the Trigger Price. On the Observation Date, the Final Share Price is $52.15, which is below the Initial Share Price. Because the Reference Stock had a closing price that was below the Trigger Price, and because the Final Share Price is below the Initial Share Price, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price is $52.15, the total value of your final payment at maturity, whether in shares of the Reference Stock or cash, is $850.00.

Regardless of the other payment you receive at maturity, you will have received coupon payments, for each $1,000 principal amount note, in the aggregate amount of approximately $66.00 over the term of the notes.

The actual number of shares of the Reference Stock (or, at our election, the Cash Value thereof) you would receive at maturity (if a Trigger Event occurs and the Final Share Price is below the Initial Share Price) and the actual Trigger Price may be more or less than the amounts displayed in the hypothetical examples and the chart above and will depend in part on the closing price of the Reference Stock on the Pricing Date.

Starbucks Corporation

Starbucks Corporation has stated in its filings with the SEC that it sells coffees, teas, food items, and coffee-related accessories and equipment, primarily through its retail stores. Starbucks Corporation also sells coffee and tea products and licenses its trademark through other channels and, through certain of its equity investees, Starbucks Corporation produces and sells ready-to-drink beverages and ice creams.

Historical Information of the Common Stock of Starbucks Corporation

The following graph sets forth the historical performance of the common stock of Starbucks Corporation based on the daily closing price of the common stock of Starbucks Corporation from September 25, 2002 through September 25, 2007. The closing price of the common stock of Starbucks Corporation on September 25, 2007 was $27.09. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical performance of the common stock of Starbucks Corporation should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Starbucks Corporation during the term of the notes. We cannot give you assurance that the performance of the common stock of Starbucks Corporation will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Starbucks Corporation will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Starbucks Corporation.

Examples of Hypothetical Payment at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of Starbucks Corporation

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Starbucks Corporation, based on a range of hypothetical Final Share Prices and assuming that the closing price of the Reference Stock is not below the Trigger Price on any trading day from the Pricing Date to, and including, the Observation Date, except as indicated in the column titled “Hypothetical lowest closing price of the Reference Stock during the Monitoring Period.”

For this table of hypothetical payments at maturity:

•	Initial Share Price: $27.09
•	Trigger Price: $23.0265
•	Coupon: 10.00%

Hypothetical lowest closing price of the Reference Stock during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity*	Total Value of Payment Received at Maturity*
$27.09	$37.93	$1,000.00	$1,000.00
$27.09	$32.51	$1,000.00	$1,000.00
$27.09	$27.09	$1,000.00	$1,000.00
$16.25	$28.44	$1,000.00	$1,000.00
$16.25	$23.03	36 shares of Reference Stock (or the Cash Value thereof)	$850.00
$16.25	$18.96	36 shares of Reference Stock (or the Cash Value thereof)	$700.00
$13.55	$13.55	36 shares of Reference Stock (or the Cash Value thereof)	$500.00
$0.00	$0.00	36 shares of Reference Stock (or the Cash Value thereof)	$0.00
*	Note that you will receive at maturity any accrued and unpaid coupon payments, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash, as applicable. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: During the Monitoring Period, the Reference Stock does not close at a price below the Trigger Price. Because a Trigger Event has not occurred and the Final Share Price is not below the Initial Share Price, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: During the Monitoring Period, the Reference Stock closed below the Trigger Price. However, on the Observation Date, the Final Share Price is not below the Initial Share Price. Because the Final Share Price is not below the Initial Share Price, you will receive $1,000 per $1,000 principal amount note at maturity even though a Trigger Event occurred.

Example 3: During the Monitoring Period, the Reference Stock closed below the Trigger Price. On the Observation Date, the Final Share Price is $23.03, which is below the Initial Share Price. Because the Reference Stock had a closing price that was below the Trigger Price, and because the Final Share Price is below the Initial Share Price, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price is $23.03, the total value of your final payment at maturity, whether in shares of the Reference Stock or cash, is $850.00.

Regardless of the other payment you receive at maturity, you will have received coupon payments, for each $1,000 principal amount note, in the aggregate amount of approximately $50.00 over the term of the notes.

The actual number of shares of the Reference Stock (or, at our election, the Cash Value thereof) you would receive at maturity (if a Trigger Event occurs and the Final Share Price is below the Initial Share Price) and the actual Trigger Price may be more or less than the amounts displayed in the hypothetical examples and the chart above and will depend in part on the closing price of the Reference Stock on the Pricing Date.

Valero Energy Corporation

Valero Energy Corporation has stated in its filings with the SEC that it owns and operates 18 refineries in the United States, Canada and Aruba that produce gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other products. Valero Energy Corporation sells refined products through retail and wholesale outlets in the United States, Canada and Aruba.

Historical Information of the Common Stock of Valero Energy Corporation

The following graph sets forth the historical performance of the common stock of Valero Energy Corporation based on the daily closing price of the common stock of Valero Energy Corporation from September 25, 2002 through September 25, 2007. The closing price of the common stock of Valero Energy Corporation on September 25, 2007 was $68.85. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical performance of the common stock of Valero Energy Corporation should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Valero Energy Corporation during the term of the notes. We cannot give you assurance that the performance of the common stock of Valero Energy Corporation will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Valero Energy Corporation will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Valero Energy Corporation.

Examples of Hypothetical Payment at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of Valero Energy Corporation

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Valero Energy Corporation, based on a range of hypothetical Final Share Prices and assuming that the closing price of the Reference Stock is not below the Trigger Price on any trading day from the Pricing Date to, and including, the Observation Date, except as indicated in the column titled “Hypothetical lowest closing price of the Reference Stock during the Monitoring Period.”

For this table of hypothetical payments at maturity:

•	Initial Share Price: 68.85
•	Trigger Price: $55.080
•	Coupon: 13.15%

Hypothetical lowest closing price of the Reference Stock during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity*	Total Value of Payment Received at Maturity*
$68.85	$96.39	$1,000.00	$1,000.00
$68.85	$82.62	$1,000.00	$1,000.00
$68.85	$68.85	$1,000.00	$1,000.00
$41.31	$72.29	$1,000.00	$1,000.00
$41.31	$58.52	14 shares of Reference Stock (or the Cash Value thereof)	$850.00
$41.31	$48.20	14 shares of Reference Stock (or the Cash Value thereof)	$700.00
$34.43	$34.43	14 shares of Reference Stock (or the Cash Value thereof)	$500.00
$0.00	$0.00	14 shares of Reference Stock (or the Cash Value thereof)	$0.00
*	Note that you will receive at maturity any accrued and unpaid coupon payments, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash, as applicable. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: During the Monitoring Period, the Reference Stock does not close at a price below the Trigger Price. Because a Trigger Event has not occurred and the Final Share Price is not below the Initial Share Price, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: During the Monitoring Period, the Reference Stock closed below the Trigger Price. However, on the Observation Date, the Final Share Price is not below the Initial Share Price. Because the Final Share Price is not below the Initial Share Price, you will receive $1,000 per $1,000 principal amount note at maturity even though a Trigger Event occurred.

Example 3: During the Monitoring Period, the Reference Stock closed below the Trigger Price. On the Observation Date, the Final Share Price is $58.52, which is below the Initial Share Price. Because the Reference Stock had a closing price that was below the Trigger Price, and because the Final Share Price is below the Initial Share Price, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price is $58.52, the total value of your final payment at maturity, whether in shares of the Reference Stock or cash, is $850.00.

Regardless of the other payment you receive at maturity, you will have received coupon payments, for each $1,000 principal amount note, in the aggregate amount of approximately $65.75 over the term of the notes.

The actual number of shares of the Reference Stock (or, at our election, the Cash Value thereof) you would receive at maturity (if a Trigger Event occurs and the Final Share Price is below the Initial Share Price) and the actual Trigger Price may be more or less than the amounts displayed in the hypothetical examples and the chart above and will depend in part on the closing price of the Reference Stock on the Pricing Date.

Exxon Mobil Corporation

Exxon Mobil Corporation has stated in its filings with the SEC that it is a global energy corporation engaged in the exploration for and production of crude oil and gas, as well as the manufacture and marketing of petrochemicals and petroleum products.

Historical Information of the Common Stock of Exxon Mobil Corporation

The following graph sets forth the historical performance of the common stock of Exxon Mobil Corporation based on the daily closing price of the common stock of Exxon Mobil Corporation from September 25, 2002 through September 25, 2007. The closing price of the common stock of Exxon Mobil Corporation on September 25, 2007 was $91.96. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical performance of the common stock of Exxon Mobil Corporation should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Exxon Mobil Corporation during the term of the notes. We cannot give you assurance that the performance of the common stock of Exxon Mobil Corporation will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Exxon Mobil Corporation will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Exxon Mobil Corporation

Examples of Hypothetical Payment at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of Exxon Mobil Corporation

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Exxon Mobil Corporation, based on a range of hypothetical Final Share Prices and assuming that the closing price of the Reference Stock is not below the Trigger Price on any trading day from the Pricing Date to, and including, the Observation Date, except as indicated in the column titled “Hypothetical lowest closing price of the Reference Stock during the Monitoring Period.”

For this table of hypothetical payments at maturity:

•	Initial Share Price: $91.96
•	Trigger Price: $78.166
•	Coupon: 10.20%

Hypothetical lowest closing price of the Reference Stock during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity*	Total Value of Payment Received at Maturity*
$91.96	$128.74	$1,000.00	$1,000.00
$91.96	$110.35	$1,000.00	$1,000.00
$91.96	$91.96	$1,000.00	$1,000.00
$55.18	$96.56	$1,000.00	$1,000.00
$55.18	$78.17	10 shares of Reference Stock (or the Cash Value thereof)	$850.00
$55.18	$64.37	10 shares of Reference Stock (or the Cash Value thereof)	$700.00
$45.98	$45.98	10 shares of Reference Stock (or the Cash Value thereof)	$500.00
$0.00	$0.00	10 shares of Reference Stock (or the Cash Value thereof)	$0.00
*	Note that you will receive at maturity any accrued and unpaid coupon payments, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash, as applicable. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: During the Monitoring Period, the Reference Stock does not close at a price below the Trigger Price. Because a Trigger Event has not occurred and the Final Share Price is not below the Initial Share Price, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: During the Monitoring Period, the Reference Stock closed below the Trigger Price. However, on the Observation Date, the Final Share Price is not below the Initial Share Price. Because the Final Share Price is not below the Initial Share Price, you will receive $1,000 per $1,000 principal amount note at maturity even though a Trigger Event occurred.

Example 3: During the Monitoring Period, the Reference Stock closed below the Trigger Price. On the Observation Date, the Final Share Price is $78.17, which is below the Initial Share Price. Because the Reference Stock had a closing price that was below the Trigger Price, and because the Final Share Price is below the Initial Share Price, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price is $78.17, the total value of your final payment at maturity, whether in shares of the Reference Stock or cash, is $850.00.

Regardless of the other payment you receive at maturity, you will have received coupon payments, for each $1,000 principal amount note, in the aggregate amount of approximately $51.00 over the term of the notes.

The actual number of shares of the Reference Stock (or, at our election, the Cash Value thereof) you would receive at maturity (if a Trigger Event occurs and the Final Share Price is below the Initial Share Price) and the actual Trigger Price may be more or less than the amounts displayed in the hypothetical examples and the chart above and will depend in part on the closing price of the Reference Stock on the Pricing Date.

Washington Mutual, Inc.

Washington Mutual, Inc. has stated in its filings with the SEC that it is a consumer and small business banking company in the United States. It operates a nationwide retail bank network, and engages in credit card and real estate lending.

Historical Information of the Common Stock of Washington Mutual, Inc.

The following graph sets forth the historical performance of the common stock of Washington Mutual, Inc. based on the daily closing price of the common stock of Washington Mutual, Inc. from September 25, 2002 through September 25, 2007. The closing price of the common stock of Washington Mutual, Inc. on September 25, 2007 was $35.40. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical performance of the common stock of Washington Mutual, Inc. should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Washington Mutual, Inc. during the term of the notes. We cannot give you assurance that the performance of the common stock of Washington Mutual, Inc. will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Washington Mutual, Inc. will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Washington Mutual, Inc.

Examples of Hypothetical Payment at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of Washington Mutual, Inc.

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Washington Mutual, Inc., based on a range of hypothetical Final Share Prices and assuming that the closing price of the Reference Stock is not below the Trigger Price on any trading day from the Pricing Date to, and including, the Observation Date, except as indicated in the column titled “Hypothetical lowest closing price of the Reference Stock during the Monitoring Period.”

For this table of hypothetical payments at maturity:

•	Initial Share Price: $35.40
•	Trigger Price: $24.780
•	Coupon: 14.50%

Hypothetical lowest closing price of the Reference Stock during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity*	Total Value of Payment Received at Maturity*
$35.40	$49.56	$1,000.00	$1,000.00
$35.40	$42.48	$1,000.00	$1,000.00
$35.40	$35.40	$1,000.00	$1,000.00
$21.24	$37.17	$1,000.00	$1,000.00
$21.24	$30.09	28 shares of Reference Stock (or the Cash Value thereof)	$850.00
$21.24	$24.78	28 shares of Reference Stock (or the Cash Value thereof)	$700.00
$17.70	$17.70	28 shares of Reference Stock (or the Cash Value thereof)	$500.00
$0.00	$0.00	28 shares of Reference Stock (or the Cash Value thereof)	$0.00
*	Note that you will receive at maturity any accrued and unpaid coupon payments, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash, as applicable. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: During the Monitoring Period, the Reference Stock does not close at a price below the Trigger Price. Because a Trigger Event has not occurred and the Final Share Price is not below the Initial Share Price, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: During the Monitoring Period, the Reference Stock closed below the Trigger Price. However, on the Observation Date, the Final Share Price is not below the Initial Share Price. Because the Final Share Price is not below the Initial Share Price, you will receive $1,000 per $1,000 principal amount note at maturity even though a Trigger Event occurred.

Example 3: During the Monitoring Period, the Reference Stock closed below the Trigger Price. On the Observation Date, the Final Share Price is $30.09, which is below the Initial Share Price. Because the Reference Stock had a closing price that was below the Trigger Price, and because the Final Share Price is below the Initial Share Price, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price is $30.09, the total value of your final payment at maturity, whether in shares of the Reference Stock or cash, is $850.00.

Regardless of the other payment you receive at maturity, you will have received coupon payments, for each $1,000 principal amount note, in the aggregate amount of approximately $72.50 over the term of the notes.

The actual number of shares of the Reference Stock (or, at our election, the Cash Value thereof) you would receive at maturity (if a Trigger Event occurs and the Final Share Price is below the Initial Share Price) and the actual Trigger Price may be more or less than the amounts displayed in the hypothetical examples and the chart above and will depend in part on the closing price of the Reference Stock on the Pricing Date.

Supplemental Plan of Distribution

We have agreed to sell to Lehman Brothers Inc. and Lehman Brothers Inc. has agreed to purchase, all of the notes at the price indicated on the cover of this pricing supplement.

We have agreed to indemnify Lehman Brothers Inc. against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that Lehman Brothers Inc. may be required to make relating to these liabilities as described in the MTN prospectus supplement and the base prospectus.

Lehman Brothers Inc. will offer the notes initially at a public offering price equal to the issue price set forth on the cover of this pricing supplement. After the initial public offering, the public offering price may from time to time be varied by Lehman Brothers Inc.

We have, or our affiliate has, entered into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the notes and Lehman Brothers Inc. and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.